Exhibit 99.1

        BJ's Restaurants, Inc. Holds Annual Meeting of Shareholders and
                      Comments on Current Business Trends

     HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--May 30, 2007--BJ's Restaurants, Inc. (NASDAQ:BJRI) held its annual meeting of shareholders on Wednesday, May 30, 2007. Shareholders re-elected Paul A. Motenko, Jeremiah J. Hennessy, Gerald W. Deitchle, Peter A. Bassi, Larry D. Bouts, Shann M. Brassfield, James A. Dal Pozzo, J. Roger King and John F. Grundhofer to the Board of Directors to serve until the next annual meeting. Additionally, shareholders also ratified the selection of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for fiscal 2007.

     Jerry Deitchle, President and CEO, commented to shareholders attending the meeting that the Company's comparable restaurant sales continue to be solidly positive to date for the second quarter of fiscal 2007, despite the difficult operating environment in general for most casual dining restaurant concepts. "During the past two years, we have focused most of our key initiatives on improving our operational ability to correctly and consistently process an increasing amount of sales in a more productive, efficient and leverageable manner, while simultaneously improving the overall quality and differentiation of the BJ's dining experience," said Deitchle. "We believe that the success of our initiatives, coupled with the strong overall approachability of the BJ's concept for consumers of all incomes and demographics, continue to provide BJ's with a strong capability to gain additional market share in one of the most highly competitive segments of the restaurant industry."

     During the meeting, Deitchle also reiterated the Company's plan to open as many as 13 new restaurants during fiscal 2007, of which five have already opened to date, and thereby achieve a 20% to 25% increase in total restaurant operating weeks during the year. "Initial sales for our new restaurants opened so far this year have been very strong," commented Deitchle. "Not only did our new Palmdale, CA restaurant set an all-time opening week sales record for BJ's, Palmdale also set an all-time weekly sales record for any BJ's restaurant during its second week of opening, which is quite remarkable. Sales volumes for our new restaurants in Central Florida and Ohio continue to meet or exceed our expectations. Additionally, initial sales for our 60th restaurant recently opened in Norman, OK continue to be well in excess of expectations." Work is well underway to secure additional locations for potential openings in 2008 and 2009.

     BJ's Restaurants, Inc. currently owns and operates 60 casual dining restaurants under the BJ's Restaurant and Brewery, BJ's Restaurant and Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (36), Texas (8), Arizona (4), Colorado (3), Oregon (3), Nevada (2), Florida (2) and Ohio (1), Oklahoma (1). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the web at www.bjsrestaurants.com.

     Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) minimum wage increases, (v) food quality and health concerns, (vi) factors that impact California, where 36 of our current 60 restaurants are located, (vii) restaurant and brewery industry competition,
(viii) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (ix) consumer trends,
(x) potential uninsured losses and liabilities, (xi) fluctuating commodity costs including food and energy, (xii) trademark and servicemark risks, (xiii) government regulations, (xiv) licensing costs, (xv) beer and liquor regulations,
(xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) limitations on insurance coverage, (xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements and (xxi) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

     For further information, please contact Greg Levin of BJ's Restaurants, Inc. (714) 500-2440.


     CONTACT: BJ's Restaurants, Inc.
              Greg Levin, 714-500-2440